Exhibit 23.6


                              ACCOUNTANTS' CONSENT



           We consent to the incorporation by reference of our report dated April 30, 1997 on the consolidated financial statements of Atgen-Holdings, Inc. and Subsidiaries into Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-66229) of MeriStar Hospitality Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement.


New York, New York                                   /s/ Pannell Kerr Forster PC
November 10, 1998


774754.1